EXHIBIT 10.2


                   LICENSE AND SOFTWARE DEVELOPMENT AGREEMENT

         THIS LICENSE AND SOFTWARE DEVELOPMENT AGREEMENT (the "Agreement"), made and entered into as of the 10th day of October, 1997, by and between HEALTHWATCH, INC., a Minnesota Corporation (the "Company") and MERAD CORPORATION, a Georgia corporation ("Licensor").

                                   WITNESSETH:

         WHEREAS, Licensor owns all right, title and interest in and to certain computer architecture concepts, algorithms and processes for the building of Computer Systems, which computer architecture, concepts, algorithms and processes is presently known as MERAD ("MERAD");

         WHEREAS, the Company wishes to retain Licensor for purposes of utilizing MERAD to develop certain healthcare software for the Company, such software to have the capabilities and specifications as more fully described on Exhibit A attached hereto and incorporated herein by reference (the "Software");

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and of other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Development of Enhancements. Licensor hereby agrees to undertake the development of the Software for the benefit of the Company. Licensor shall immediately commence the development of the Software, and shall apply such resources and efforts as is reasonably necessary to complete such task in compliance with the terms and provisions and timetable included in the deliverable schedule attached as Exhibit B and incorporated herein by reference (the "Deliverable Schedule"). Any changes in the Software or the Deliverable Schedule shall be agreed to in writing between the Company and Licensor in order for such changes to become effective against either party.

         2. Ownership of Software. In consideration of Company's retention of Licensor hereunder, Licensor hereby assigns to the Company all rights, including copyrights and patent rights, that may be created in the Software, or any documentation or ancillary documents, data bases, and other forms of media developed by Licensor with respect to the Software. Licensor understands and acknowledges that the Software and all of such ancillary works and documentation shall be deemed "works made for hire" as that term is defined by the applicable laws of the United States regarding copyrights and patents. Licensor acknowledges that the Company shall have complete, absolute and exclusive ownership of the Software and the ancillary works and documentation, free and clear of the rights of any third person or entity, except for the rights of third patty vendors whose software is properly embodied into the

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Software and is subject to a transferable license from such third patty vendors, but only to the extent such third patty vendor's software is contemplated by the parties to be embodied into the Software. Licensor agrees to execute any additional documentation as may be requested by the Company affirming that the Software and the ancillary works and documentation is in fact works for hire and belong exclusively to the Company limited only to the extent set forth above. Licensor specifically agrees that it shall not at any time contest the Company's proprietary rights in or title to the Software, works or documentation developed for the Company hereunder.

         3. Compensation. Commencing January 1, 1998, the Company shall pay Licensor a development fee of $15,000.00 per month for 24 months to develop the Software for the Company plus the following fee based on the gross proceeds derived by the Company from the use of the Software: (i) 5% of the first $5,000,000 of such revenues; (ii) 2.5% of any such revenues in excess of $5,000,000 but less than $10,000,001; and 1% of any such revenues in excess of $10,000,000 (the "Development Fee"). The Development Fee shall be payable bi-weekly, or such other time frame that the parties may agree, but only to the extent any work product of Licensor is deemed acceptable to the Company, and is in substantial compliance with the specifications for the Software, as the same may be amended (the "Specifications"). If the Specifications are amended, the Development Fee shall be revised as may be mutually agreed upon between the parties and documented in writing.

         4. Use of Subcontractors. Licensor shall be entitled to use its employees and third party subcontractors to work on the Software and related works and documentation. All such employees and third pasties shall execute, prior to providing any such services with respect to the development of the Software and related works and documentation, an agreement in form reasonably satisfactory to the Company which obligates such third parties to maintain in confidence the confidential information of the Company that may be provided to them or comes into their possession, and provides for an assignment to Licensor of all rights of such third parties in the Software, works and documentation, so that such rights may be transferred to the Company as required by Licensor in this Agreement.

         5. Use of Trademarks, Copyrighted Material and Patents. Licensor acknowledges that the Software, including the Software Documentation (as hereinafter defined), and the name HEALTHWATCH (hereinafter the "Mark"), may be protected under the laws of the United States by one or more registered or unregistered trademarks and/or copyrights in favor of the Company. Licensor further acknowledges that the Software may be subject to one or more patent applications filed by the Company with the United States Patent and Trademark Office (the "Patents"). The Company agrees that Licensor shall have the right to use the Mark, the Software and the Software Documentation in connection with the performance of Licensor's duties hereunder for so long as this Agreement is in force and effect. Licensor acknowledges that all rights in and to the Mark, the Software, the Patents and the Software Documentation are and shall remain the sole and exclusive property of the Company and that Licensor shall have no ownership rights or other rights in the Mark, the Software, the Patents or the Software Documentation other than the right to use the same on the conditions stated in this Agreement. The Mark, or any mark confusingly similar to the same, shall not be used by Licensor in conjunction with any other use or product, other than as expressly permitted herein or with the

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prior written consent of the Company. Licensor specifically agrees that it shall not at any time, contest the Company's proprietary rights in or title to the Mark, the Software, the Patents or the Software Documentation. For purposes of this Agreement, "Software Documentation" shall refer to such materials, in either written, audio, video or machine readable form, created by or for the Company which are intended to describe the use or characteristics of the Software.

         6. Representations and Warranties of Licensor.

         (a) Licensor represents and warrants that it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and acknowledges that it has the sole and exclusive responsibility for the supervision, management and control of the use of the Software by it, its employees and subcontractors. Licensor further represents that the Software will be an original work created for the Company and will perform in accordance with the specifications therefore, and that no party other than the Company will have any rights in the Software and related works and documentation, except for the rights of third party vendors whose software is properly embodied into the Software and is subject to a transferable license from such third party vendor, but only to the extent such third party vendor's software is contemplated by the parties to be embodied into the Software. OTHER THAN THESE EXPRESS WARRANTIES, LICENSOR MAKES NO OTHER EXPRESS OR IMPLIED WARRANTIES OF ANY KIND WHATSOEVER TO THE COMPANY, INCLUDING ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR OR INTENDED PURPOSE. LICENSOR EXPRESSLY DISCLAIMS ANY WARRANTY THAT THE SOFTWARE WILL MEET ANY PARTICULAR REQUIREMENT OR BUSINESS NEED OF THE COMPANY OTHER THAN BEING IN SUBSTANTIAL COMPLIANCE WITH THE SPECIFICATIONS THEREFOR.

         (b) EXCEPT As EXPRESSLY STATED ABOVE, IN NO EVENT SHALL, LICENSOR BE LIABLE TO THE COMPANY FOR ANY LOST PROFITS, LOST SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, DAMAGES ARISING FROM OR AS A RESULT OF THE USE OR THE INABILITY TO USE THE SOFTWARE FOR ANY REASON WHATSOEVER, OR THE LOSS OF DATA OR OTHER PROPRIETARY INFORMATION OF THE COMPANY OR DAMAGE TO ANY OF THE COMPANY'S SOFTWARE, HARDWARE OR ANY OTHER PERIPHERAL COMPUTER EQUIPMENT.

         7. Termination and Duties Upon Termination.

         (a) Notwithstanding any provision in this Agreement to the contrary, this Agreement may be terminated by the Company upon the breach of any provision of this Agreement by Licensor, which breach continues after Licensor receives written notice from the Company of such claim of breach and the failure and refusal of Licensor to immediately correct or refrain from the activity constituting the breach.

         (b) In the event of termination of this Agreement for any reason, Licensor agrees to immediately discontinue and refrain from any further use of the Software, the Software Documentation or the Mark and shall immediately deliver to the Company the original and any

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copies of the Software and the Software Documentation that it may have in its possession or under its control, or arrange for the delivery of any copies not under its control within ten (10) days after the termination of the Agreement.

         (c) Notwithstanding the termination of this Agreement, for any reason, the restrictions provided for in Paragraph 8 below, governing confidentiality, shall survive this Agreement and shall continue to be binding upon Licensor as provided therein. Nothing herein shall be construed as limiting any remedy that the Company may have against Licensor, at law or in equity, as a result of Licensor's breach of any part of this Agreement.

         8. Confidentiality. Licensor acknowledges that the Software and the Software Documentation are proprietary and confidential to the Company and may constitute trade secrets and know-how of the Company. Licensor further acknowledges that it may receive confidential information relating to the business and affairs of the Company that are not generally known to the public. Licensor shall not use or disclose any information received from the Company under this Agreement relating to the Company's business or products, or that it learns from its use of the Software for any purpose other than the use intended and authorized by this Agreement. Licensor agrees that such disclosure to or use by any party other than employees or subcontractors of Licensor to whom disclosure must be made in order for Licensor to perform its obligations hereunder, or threatened disclosure or use, will be a material breach of this Agreement and the Company shall be entitled to injunctive or other equitable relief to prevent unauthorized use or disclosure. The foregoing restrictions on disclosure of information shall apply so long as the information has not properly come into the public domain through such disclosure by the Company or otherwise. Licensor further agrees that Licensor shall not itself, or permit others to copy, disclose, recreate or modify the Software without the prior written permission of the Company.

         9. Miscellaneous.

         (a) Relationship of the Parties. At all times hereunder, with respect to this Agreement, Licensor shall be considered an independent contractor and the relationship of the Company to Licensor shall be that of vendor and vendee, and shall not be construed to constitute the relationship between the Company and Licensor as that of partners, joint venturers, principal and agent or employer and employee.

         (b) No Transfer or Assignment of License. This Agreement and the rights and obligations granted and assumed herein may not be transferred or assigned by either party by sale, merger, acquisition or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         (c) Binding Effect Subject to subparagraph (b) hereinabove, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

         (d) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations,

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representations or agreements, whether written or oral. Any modification of this
Agreement shall be in writing, executed with the same formality as this Agreement and signed by a duly authorized representative of each of the parties hereto.

         (e) Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the laws of any jurisdiction, then such part or provision shall be completely severable from this Agreement and the validity of the remaining parts or provisions shall not be affected by such holding.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, and the parties agree that the appropriate courts in the State of Georgia shall be the proper venue for the resolution of any disputes arising hereunder.

         (g) Notices. All notices required or permitted to be given hereunder shall be in writing and deemed duly given and delivered or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to the Company:

                  HEALTHWATCH, INC.
                  2445 Codes Way
                  Vista, California 92083
                  Attn: President

                  If to Licensor:

                  MERAD Corporation
                  3390 Peachtree Road, NE
                  Suite 1000, Lenox Towers
                  Atlanta, GA 30326
                  Attn: President

         (h) Waiver of Default. The waiver of any default or breach under this Agreement by either party shall not constitute a waiver of any rights for any subsequent default or breach.

         (i) Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement,

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         (j) Time is of the Essence. Time is of the essence of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        HEALTHWATCH, INC.


                                        By:
                                           -----------------------------------
                                               Daniel J. Kelly, President


                                        MERAD CORPORATION


                                        By:
                                           -----------------------------------
                                               Paul W. Harrison, President